UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 14, 2014

RCS Capital Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-35924	38-3894716
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

405 Park Ave., 15th Floor New York, NY	10022
(Address of principal executive offices)	(Zip Code)

(866) 904-2988

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders

RCS Capital Corporation (the “Company”) held a special meeting of stockholders on March 14, 2014 (the “Special Meeting”). Set forth below are the voting results for the proposal to approve the amendment and restatement of the amended and restated certificate of incorporation of the Company (the “Certificate”) in its entirety to ensure that the Company’s stockholders may act by written consent consistent with Delaware law:

For	Against	Abstain	Broker Non-Votes
50,829,015	122,475	5,496	0

No other proposals were submitted to a vote of the Company’s stockholders at the Special Meeting.

On March 14, 2014, the Company filed the Certificate, as amended and restated (the “Amended and Restated Certificate”), with the Secretary of State of the State of Delaware, at which time the Amended and Restated Certificate became effective.

The foregoing summary is qualified in its entirety by reference to the full text of the Articles of Amendment and Restatement, a copy of which is filed as Exhibit 3.1 hereto and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.	Description
3.1	Second Amended and Restated Certificate of Incorporation of RCS Capital Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RCS Capital Corporation

Date: March 14, 2014	By:	/s/ William M. Kahane
	Name:	William M. Kahane
	Title:	Chief Executive Officer and Director